As filed with the Securities and Exchange Commission on November 17, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc.

(Full title of the plan)

Chun K. Hong

President, Chief Executive Officer and Chairman of the Board

175 Technology Drive, Suite 150, Irvine, California 92618

(Name and address of agent for service)

(949) 435-0025

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,200,000	(2)	$0.34555	(3)	$414,660	$52
Total	1,200,000		$—		$414,660	$52

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities that may from time to time be offered or issued pursuant to the adjustment provisions of the above-referenced plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)               Represents shares of the common stock, par value $0.001 per share (“Common Stock”), of Netlist, Inc. (the “Company”) available for issuance but not yet issued as of the date of this registration statement under the Amended and Restated 2006 Equity Incentive Plan of Netlist, Inc. (the “Plan”).

(3)               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on November 15, 2017.

EXPLANATORY NOTE

This registration statement is filed pursuant to General Instruction E of Form S-8 for the sole purpose of registering an additional 1,200,000 shares of Common Stock that may be offered and sold under the Plan. Such shares became available for issuance under the Plan as of January 1, 2017 pursuant the terms of the Plan, which provides that the number of shares of Common Stock issuable under the Plan automatically increases on the first day of each calendar year by the number of shares equal to the lesser of (i) 2.5% of the issued and outstanding shares of Common Stock as of January 1 of such year and (ii) 1,200,000 shares of Common Stock. This registration statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the same employee benefit plan are effective (Registration Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-165916, 333-168330, 333-173646, 333-179776, 333-193862 and 333-211658 filed with the Securities and Exchange Commission (the  “Commission”) on December 18, 2006, September 18, 2007, June 13, 2008, September 10, 2009, April 6, 2010, July 27, 2010, April 21, 2011, February 28, 2012, February 10, 2014 and May 26, 2016, respectively), the contents of which are incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Reference is made to the Exhibit Index, which is incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Morrison & Foerster LLP.

23.1*	Consent of KMJ Corbin & Company LLP.

23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 17th day of November, 2017.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail Sasaki, each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act for the same offering contemplated by this registration statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHUN K. HONG	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 17, 2017
Chun K. Hong

/s/ GAIL SASAKI	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 17, 2017
Gail Sasaki

/s/ JEFF BENCK	Director	November 17, 2017
Jeff Benck

/s/ CHARLES F. CARGILE	Director	November 17, 2017
Charles F. Cargile

/s/ JUN S. CHO	Director	November 17, 2017
Jun S. Cho

/s/ KIHO CHOI	Director	November 17, 2017
Kiho Choi

/s/ BLAKE A. WELCHER	Director	November 17, 2017
Blake A. Welcher